UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: August 4, 2011


                            GARNER INVESTMENTS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


              Wyoming                                   000-26317                               84-1384961
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)


                         P.O. Box 3412, Casper, WY 82602
                         -------------------------------

               (Address of Principal Executive Offices) (Zip Code)


                                  (307)472-3000
                                  -------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)




                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS


Item 1.01 Entry into a Material Definitive Agreement.

 Share Exchange and Acquisition Agreement

On July 27, 2011, Garner Investments,  Inc. ("the Company") entered into a Share
Exchange  and  Acquisition  Agreement  with South  Uintah Gas  Properties,  Inc.
("South  Uintah")  and the  South  Uintah  shareholders.  Pursuant  to the Share
Exchange and Acquisition Agreement ("the Agreement"), the Company has agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis.

In addition to the exchange of common stock, the Company has agreed to exchange on a one for one basis the following outstanding equity documents with those of its own. The table below sets forth the equity that is being exchanged.


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

          Type of Equity            South Uintah Balance          To Be Issued By Garner
----------------------------------- ----------------------        -----------------------
Common Stock                             8,000,000 shares               8,000,000 shares
Preferred Stock (1)
   Non-voting Series A                   1,000,000 shares               1,000,000 shares
   Non-voting Series B                   1,000,000 shares               1,000,000 shares
   Non-voting Series C                   1,000,000 shares               1,000,000 shares
Warrants (2)                                    8,700,000                      8,700,000
Convertible Promissory Notes (3)               $1,000,000                     $1,000,000
Promissory Notes (4)                             $350,000                       $350,000



     (1) The Company will have to amend its Articles of Incorporation in order to authorize 25,000,000 shares of preferred stock, which it intends to do subject to shareholder approval. The Series A and B Preferred Shares are convertible into 1,000,000 shares of common stock, each. The Series C Preferred Shares are convertible into 222,222 shares of common stock at $4.50 per share.

     (2) The warrants have exercise prices ranging from $0.25 to $1.50 per share and terms of 2 to 3 years.

     (3) The convertible promissory notes for $1,000,000 have conversion prices ranging from $0.20 to $0.25 and are convertible for a total of 4,360,000 shares.

     (4) The promissory notes have provisions that provide for the notes to be paid upon the earlier of one year or private funding of $2,000,000.

The closing of the transaction has been set for on or before August 31, 2011 and is dependent upon the delivery of audited financial statements by South Uintah.

Further, as part of the Agreement, the Company has agreed to the appointment of two nominees of South Uintah's choice being appointed to its Board of Directors and the resignation of its existing officers, being replaced by the appointees of South Uintah's choice.

Prior to the signing of the Agreement, South Uintah had purchased 3,000,000 shares of the Company from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah holds approximately 70% of the issued and outstanding common stock of the Company. As part of the Agreement, South Uintah has agreed to return the 3,000,000 shares of common stock to the Company. The Company will retire such shares to treasury at that time.

South Uintah is headquartered in Denver, Colorado. South Uintah holds deep drilling rights (below approximately 9,800 ft.) on approximately 8,000 gross acres and approximately 5,500 net acres in the deeper area of the Uintah basin, with one gas well awaiting hookup, (but which South Uintah expects will need a work over).


                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.                                Description
     ----------                                 -----------
            10.1                      Share Exchange and Acquisition Agreement,
--------------------                  dated July 27, 2011*
*Filed herewith

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                         GARNER INVESTMENTS, INC.


                                         By:      /s/Roy Smith
                                                  ------------
                                                     Roy Smith, President


  Date: August __, 2011